UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2003

Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

3150 Sabre Drive
Southlake, Texas 76092
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not applicable.
(Former name or former address, if changed since last report.)

Item 9.                 Regulation FD Disclosure.

On December 13, 2002, Sabre Holdings issued financial projections for, among other things, the first quarter of 2003, which were reported on a Form 8-K filed on December 23, 2002.  The company supplemented those financial projections in a news release on January 16, 2003.  On March 11, 2003, Sabre Holdings issued the news release attached hereto as Exhibit 99.1.  The projections contained in this news release supersede any prior projections made or filed by the company regarding financial results for the first quarter of 2003, including without limitation the Form 8-K and news release cited above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

By:	/s/ James F. Brashear
Name:	James F. Brashear
Title:	Corporate Secretary

Date: March 11, 2003

EXHIBIT INDEX

Exhibit 99.1:           News release of Sabre Holdings Corporation dated March 11, 2003.